UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 7, 2022

Date of Report (Date of earliest event reported)

Diversey Holdings, Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation)	001-40293 (Commission File Number)	Not applicable (IRS Employer Identification No.)

1300 Altura Road, Suite 125

Fort Mill SC 29708

(Address of principal executive offices) (Zip Code)

(803) 746-2200

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.0001 par value	DSEY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2022, the People Resources Committee of the Board of Directors of Diversey Holdings, Ltd. (the “Company”) approved an amendment to the employment agreement of Philip Wieland, its Chief Executive Officer.

The amendment provides that effective June 1, 2022, Mr. Wieland’s compensation will be converted from United States Dollars (“US$”) to British Pound Sterling (“GBP”), calculated using the GBP/US$ exchange rate on June 1, 2022 of 0.799 GBP/US$. Following such modification, Mr. Wieland’s base salary will be £719,200 and Mr. Wieland’s annual cash bonus will be paid in GBP.

The amendment was entered into because Mr. Wieland’s employment agreement provided for his base salary and bonus amounts to be paid in US$. Mr. Wieland performs substantially all of his services to the Company in the United Kingdom. Accordingly, the People Resources Committee adopted the amendment in order to reflect the intention of the Company that Mr. Wieland be paid in the currency of the country in which he resides and to avoid any changes in salary that could potentially result from currency exchange rate fluctuations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVERSEY HOLDINGS, LTD.

Date: June 8, 2022	By:	/s/ Philip Wieland
Philip Wieland
Chief Executive Officer